ORGANIZATIONAL CHART
December 31, 997

Conseco, Inc., a publicly traded holding company which owns 100% of the following:

Conseco Capital Management, Inc.
Conseco Private Capital Group, Inc.
Conseco Risk Management, Inc.
Conseco Mortgage Capital, Inc.
Conseco Group Risk Management Company
Lincoln American Life Insurance Company
Marketing Distribution Systems Consulting Group, Inc.
CIHC, Incorporated
Conseco Equity Sales, Inc.
CNC Real Estate, Inc.
Conseco Entertainment, Inc.

Conseco Partnership Management, Inc. owns 100% of American Life Holdings, Inc.

Conseco HPLP is owned 99% by Conseco, Inc. and 1% by Conseco Entertainment

Conseco LLC is owned 90% by CIHC and 10% by Conseco, Inc.

Conseco Entertainment LLC is owned 99% by Conseco Entertainment Inc. and 1% by CIHC

American Life Holdings, Inc. owns 100% of American Life Holding Company American Life Holding Company owns 100% of American Life & Casualty Insurance Co. which owns 100% of Vulcan Life Insurance Company

Conseco Global Investments, Inc.

Conseco Risk Management, Inc. owns 100% of the following:

Wells & Company

CRM Acquisition Company which owns 100% of Wellsco, Inc.

Marketing Distribution Systems Consulting Group, Inc. owns 100% of the following:

MDS Securities Incorporated
BankMark School of Business
Investment Services Center of Delaware, Inc.
Bankmark, Inc.
Community Insurance Agency, Inc. (NH)
InveStar Insurance Agency, Inc. (IN)
InveStar Insurance Agency, Inc. (OH)
Marketing Distribution Systems, Inc.

MDS of New Jersey, Inc. which owns 100% of Community Insurance Agency, Inc.
(MA)

CICH, Incorporated owns 100% of the following:

K.F. Agency, Inc.

Wabash Life Insurance Company owns 100% of the following:
    Independent Processing Services, Inc.
    Philadelphia LIC owns 100% of the following:
    Lamar LIC
    Conseco LIC
    Conseco Travel Services, Inc.
    Stratford Capital Group Inc.
K.F. Insurance Agency of Massachusetts Inc.
American Life Holdings, Inc.
K.F. Agency of Texas

Capitol American Financial Corporation owns 100% of the following:

     Capitol American LIC which owns 100% of the following:

     Frontier National LIC
     Capitol National LIC

Bankers Life Insurance Company of Illinois

Jefferson National Life Insurance Company of Texas which owns 100% of the following:

   Beneficial Standard Life Insurance Company

   American Travelers Life Insurance Company which owns 100% of the following:

                  Continental Life Insurance Company

                  United General Life Insurance Company

                  Conseco Life Insurance Company of New York
   Great American Reserve Insurance Company

Bankers National Life Insurance Company which owns 100% of the following:
   National Fidelity LIC

KP Acquisition Corp.
NACT, Inc.:

   Conseco Services LLC owns 100% of the following:

         Conseco Marketing LLC

Pioneer Financial Services, Inc. owns 100% of the following:

   PL Holdings Inc.

   National Benefit Plans, Inc. which owns 100% of the following:

                  Design Securities Corporaiton
                  Conseco Teleservices, Inc.
                  Target Ad Group, Inc.

                  Design Benefit Plans, Inc. which owns 100% of the following:
                           Continental Marketing Corporation of Illinois, Inc.
                               DBP of Nevada, Inc.
                      Design Benefit Plans of Oregon, Inc.

   Pioneer Life Insurance Company which owns 100% of the following:
                  Health & Life Insurance Company of America
                  Manhattan National Life Insurance Company which owns 100% of the following:

                           Connecticut National Life Insurance Company

                            MNL Marketing Corporation

   Pioneer Sequros
   Especializados, S.A. de C.V.
   Integrated Networks, Inc.
   Administrators Service Corp.

   Direct Financial Services, Inc. which owns 100% of the following:

        Erie International Insurance Company, Inc.
        Association Management Corp. which owns 100% of the following:

                  Pioneer Savers Plan, Inc.
                  Independent Savers Plan, Inc.

        Network Air Medical Systems Inc.
        Partners Health Group, Inc.

        Personal Health Care, Inc. which owns 100% of the following:

                  Healthscope, Inc.
                  The Nations Health Plan, Inc.

        Preferred Health Choice, Inc.
        Geneva International Insurance Company, Inc.
        Response Air Ambulance Network, Inc.

        United Life Holdings, Inc.

   Markman International LLC

   United Group Holdings Inc. which owns 100% of the following:

                  National Group LIC

                      Continental Life and Accident Company

Wabash Life Insurance company owns 100% of Philadelphia Life Insurance Company

American Life Holdings, Inc. owns 100% of American Life Holding Company

Capitol American Financial Corporation owns 100% of Capitol American Life Insurance Company

Bankers Life Insurance Company of Illinois owns 100% of Bankers Life & Casualty Company

Bankers Life & Casualty Company owns 100% of Certified Life Insurance Company